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Exhibit 4.4

BYLAWS
OF
PETROLEUM MUD LOGGING, INC.

ARTICLE I
OFFICES

        Section 1.1    PRINCIPAL OFFICE.    The principal office of the corporation in the state of Colorado shall be located in the city and county of Denver. The corporation may also have offices at such other places within or without the state of Colorado as the board of directors (the Board) may from time to time determine or the business of the corporation may require.

        Section 1.2    REGISTERED OFFICE.    The registered office of the corporation, required by the Colorado Business Corporation Act (the Act) to be maintained in the state of Colorado, may be, but need not be, identical with the principal office in the state of Colorado, and the address of the registered office may be changed from time to time by the Board.

ARTICLE II
SHAREHOLDERS

        Section 2.1    ANNUAL MEETING.

          Section 2.1.1    Time of Meeting.    The annual meeting of the shareholders shall be held on the third Wednesday in the month of June in each year, commencing with the year 2000, at the hour of 10:00 a.m., or at such other time on such other day as shall be fixed by the Board, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of Colorado, such meeting shall be held on the next succeeding business day.

          Section 2.1.2    Election of Directors.    If the election of directors shall not be held on the day designated herein for any annual meeting of shareholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

          Section 2.1.3    Order by Court.    A shareholder may apply to the district court in the county in Colorado where the corporation's principal office is located or, if the corporation has not principal office in Colorado, to the district court of the county in which the corporation's registered office is located to seek an order that a shareholder meeting be held:

            (a)   if an annual meeting was not held within six months after the close of the corporation's most recently ended fiscal year or fifteen months after its last annual meeting, whichever is earlier; or

            (b)   if the shareholder participated in a proper call or of proper demand for a spacial meeting and notice of the special meeting was not given within thirty days after the date of the call or the date the last of the demands necessary to require calling of the meeting was received by the corporation pursuant to section 7-107-102(1)(b) of the Act, or the special meeting was not held in accordance with the notice.

        Section 2.2    SPECIAL MEETINGS.    Special meetings of the shareholders, for any purpose or purposes, unless otherwise controlled by statute, may be called by the president or by the Board, and shall be called by the president upon the receipt of one or more written demands for a special meetings, stating the purpose or purposes for holding the meeting, signed and dated by the holders of shares representing at least one-third of all votes entitled to be cast on any issue proposed to be considered at the meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

        Section 2.3    PLACE OF MEETINGS.    The Board may designate any place, either within or outside the state of Colorado, as the place of meeting for any annual meeting or for an special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the state of Colorado.

        Section 2.4    NOTICE OF MEETING.

          Section 2.4.1    General Notice Provisions.    Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that if the number of authorized shares is to be increased, notice shall be given at least thirty days before the meeting.

          Section 2.4.2    Notice of Purposes of Meetings.    Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to:

            (a)   an amendment to the articles of incorporation;

            (b)   a merger or share exchange in which the corporation is a party and, with respect to a share exchange, in which the corporation's shares will be acquired;

            (c)   a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the corporation or of another entity which this corporation controls, in each case with or without the goodwill;

            (d)   a dissolution of the corporation;

            (e)   a change in the number of directors of the corporation; or

            (f)    any other purpose for which a statement of purpose is required by the Act.

          Section 2.4.3    Means of Giving Notice.    Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United State mail, addressed to the shareholder at the shareholder's address as it appears in the corporation's current record of shareholders, with postage prepaid. If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice is given and effective on the date received by the shareholder.

          Section 2.4.4    Expense of Notice.    If requested by the person or persons lawfully calling such meeting, the notice shall be given at corporate expense.

          Section 2.4.5    Adjournment.    When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than one hundred twenty days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

          Section 2.4.6    Waiver of Notice.    A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder. Such waiver shall be delivered to the corporation for filing with the corporate records. Further, by attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration in the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

          Section 2.4.7    Change of Shareholder's Address.    No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the corporation by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the corporation in writing of any change in such shareholder's mailing address as shown on the corporation's books and records.

        Section 2.5    MEETING OF ALL SHAREHOLDERS.    If all of the shareholders shall meet at any time and place, either within or outside of the state of Colorado, and consent to holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

        Section 2.6    CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

          Section 2.6.1    Closure of Books in General.    For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, seventy days.

          Section 2.6.2    Closure of Books for Shareholder Meetings.    If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

          Section 2.6.3    Board Action in Lieu of Closing Books.    In lieu of closing the share transfer books, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

          Section 2.6.4    Fixing Record Date in Lieu of Closing Books.    If the share transfer books are not closed and no record date is fixed for determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders.

          Section 2.6.5    These Provisions Applicable to Adjournment.    When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in sections 2.6.1 through 2.6.4, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than one hundred twenty days after date fixed for the original meeting, in which case the Board shall make a new determination as provided in this section.

        Section 2.7    VOTING RECORD.

          Section 2.7.1    Preparation.    The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before such meeting, of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged by voting groups and within each voting group by class or series of shares, in alphabetical order within each class or series, with the address of and the number of shares held by each shareholder in each class or series.

          Section 2.7.2    Available for Inspection.    For a period beginning the earlier of ten days before the meeting for which the record was prepared or two business days after notice of the meeting is given and continuing through the meeting, the record shall be kept on file at the principal office of the corporation or at a place identified in the notice of the meeting in the city where the meeting will be held, whether within or outside of the state of Colorado, and shall be subject to inspection by any shareholder upon written demand at any time during usual business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

          Section 2.7.3    Shareholders Entitled to Inspection.    The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

        Section 2.8    QUORUM.

          Section 2.8.1    Majority Required.    A majority of the votes entitled to be cast on the matter by a voting group, represented in person or by proxy, constitutes a quorum of that voting group for action on that matter. If no specific voting group is designated in the articles of incorporation or under the Act for a particular matter, all outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a voting group. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of shareholders whose absence would cause there to be less than a quorum.

          Section 2.8.2    Adjournment.    In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed one hundred twenty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

        Section 2.9    MANNER OF ACTING.    If a quorum is present, an action is approved if a majority of the votes within each class present at the meeting favor the action and such action shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by groups is otherwise required by the Act, the articles of incorporation or these bylaws. Notwithstanding the foregoing, the approval of two-thirds of the shares within each class entitled to vote at the meeting shall be required in order for the action to be an act of the shareholders with respect to any of the following actions:

            (a)   an amendment to the articles of incorporation;

            (b)   a merger or share exchange in which the corporation is a party and, with respect to a share exchange, in which the corporation's shares will be acquired;

            (c)   a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the corporation or of another entity which this corporation controls, in each case with or without the goodwill;

            (d)   a dissolution of the corporation; or

            (e)   a change in the number of directors of the corporation.

        Section 2.10    PROXIES.

          Section 2.10.1    Appointment of Proxy.    At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by the shareholder's duly authorized attorney-in-fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation.

          Section 2.10.2    Contents, Submission and Period of Proxy.    The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the secretary of the corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the corporation and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing.

          Section 2.10.3    Substitution of Original.    Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

          Section 2.10.4    Revocation.

            (a)   Revocation of a proxy does not affect the right of the corporation to accept the proxy's authority unless:

                (i)  the corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy's authority under the appointment; or

               (ii)  other notice of the revocation of the appointment is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy's authority under the appointment.

            (b)   Other notice of revocation may, in the discretion of the corporation, be deemed to include the appearance at a shareholders' meeting of the shareholder who granted the proxy and his or her voting in person on any matter subject to a vote at such meeting.

            (c)   The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

            (d)   The corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his or her attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

        Section 2.11    VOTING OF SHARES.

          Section 2.11.1    Manner of Voting.    At all meetings of shareholders voting shall be by a written stock vote, whereupon such vote shall be taken by ballot and the secretary shall record the name of the shareholder voting, the number of shares voted, and, if such vote shall be by proxy, the name of the proxy holder.

          Section 2.11.2    Votes.    Unless otherwise provided by these bylaws or the articles of incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter. A shareholder shall not be entitled to vote where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of shareholders entitled to vote prior to that shareholder becoming a shareholder. A complete list of shareholders entitled to vote at such meeting of the shareholders or any adjournment thereof, arranged in alphabetical order and setting forth the number of voting shares held by each shareholder, shall be prepared by the secretary or the transfer agent of the corporation who shall have charge of the stock ledger and stock transfer books of the corporation. Such list shall be subject to inspection by any shareholder at the principal office of the corporation during business hours for ten days prior to such meeting and throughout the meeting or any adjournment thereof.

        Section 2.12    ACTION BY SHAREHOLDERS WITHOUT A MEETING.

          Section 2.12.1    Written Consents.    Any action that may be taken by vote may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote and delivered to the secretary of the corporation for inclusion in the minutes or for filing with the corporate records. Action taken under this section is effective when all shareholders entitled to vote have signed the consent, unless the consent specifies a different effective date. Such written consent of the shareholders entitled to vote has the same force and effect as an unanimous vote of such shareholders and may be stated as such in any document. The record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs a consent in accordance with this section.

          Section 2.12.2    Electronic Transmission of Consent.    Any such written consent may be received by the corporation by electronically transmitted facsimile or other form of wire or wireless communication providing the corporation with a complete copy thereof, including a copy of the signature thereto. The shareholder so transmitting such a writing shall furnish an original of such writing to the corporation for the permanent record of the corporation, but the failure of the corporation to receive or record such original writing shall not affect the action so taken.

        Section 2.13    CUMULATIVE VOTING.    No shareholder shall be permitted to cumulate that shareholder's votes.

ARTICLE III
BOARD OF DIRECTORS

        Section 3.1    GENERAL POWERS.    The business and affairs of the corporation shall be managed by its board of directors (the Board).

        Section 3.2    PERFORMANCE OF DUTIES.

          Section 3.2.1    Standard of Care.    A director of the corporation shall perform that director's duties as a director, including that director's duties as a member of any committee of the Board upon which the director may serve, in good faith, in a manner in which that director reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A person who so performs that person's duties shall not have any liability by reason of being or having been a director of the corporation.

          Section 3.2.2    Reliance Upon Other Persons and Written Materials.    In the performance of the director's duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (a), (b), and (c) of this section as set out immediately below; but the director shall not be considered to be acting in good faith if that director has knowledge concerning the matter in question that would cause such reliance unwarranted. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely are:

            (a)   One or more officer or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

            (b)   Legal counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or

            (c)   A committee of the Board upon which the director does not serve, duly designated in accordance with the provisions of the articles of incorporation and the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

        Section 3.3    NUMBER, TENURE AND QUALIFICATIONS.    The Board shall consist of not less than one nor more than nine members, as may be fixed from time to time by resolution of the Board with the approval of the shareholders. Directors shall be natural persons at least eighteen years of age, but need not be shareholders nor residents of the state of Colorado. Each director shall hold office until the next annual meeting of the shareholders or until the director's successor shall have been elected and qualified.

        Section 3.4    REGULAR MEETINGS.    A regular meeting of the Board shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of the shareholders. The Board may provide, by resolution, the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.

        Section 3.5    SPECIAL MEETINGS.    Special meetings of the Board may be called by or at the request of the president or any two directors. The person or person authorized to call special meetings of the Board may fix any place, either within or without the state of Colorado, as the place for holding any special meeting of the Board called by them.

        Section 3.6    NOTICE.    Written notice of any special meeting of directors shall be given as follows:

          Section 3.6.1    Means.    By mail to each director at his business address at least two days prior to the meeting; or by personal delivery, facsimile or telegram at least twenty-four hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director.

          Section 3.6.2    When Effective.    If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by facsimile, such notice shall be deemed to be delivered when a confirmation of the transmission of the facsimile has been received by the sender. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

          Section 3.6.3    Waiver.    A director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting. When any notice is required to be given to a director, a waiver thereof in writing signed by such director, whether before, at or after the time stated therein, shall constitute the giving of such notice.

        Section 3.7    QUORUM.    A majority of the number of directors fixed by or pursuant to section 3.3 of this Article III, or if no such number is fixed, a majority of the number of directors in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

        Section 3.8    MANNER OF ACTION.    Except as otherwise required by law or by the articles of incorporation, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. Notwithstanding the foregoing, the approval of two-thirds of the directors present at the meeting shall be required in order for the action to be an act of the Board with respect to any of the following actions:

            (a)   an amendment to the articles of incorporation;

            (b)   a merger or share exchange in which the corporation is a party and, with respect to a share exchange, in which the corporation's shares will be acquired;

            (c)   a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the corporation or of another entity which this corporation controls, in each case with or without the goodwill;

            (d)   a dissolution of the corporation; or

            (e)   a change in the number of directors of the corporation.

        Section 3.9    INFORMAL ACTION BY DIRECTORS OR COMMITTEE MEMBERS.

          Section 3.9.1    Written consents.    Unless the articles of incorporation or these bylaws provide otherwise, any action required or permitted to be taken at a meeting of the Board or any committee designated by the Board may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each director or committee member, and delivered to the secretary for inclusion in the minutes or for filing with the corporate records.

          Section 3.9.2    When Effective.    Action taken under this section is effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date. Such consent has the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document.

        Section 3.10    PARTICIPATION BY ELECTRONIC MEANS.    Any members of the Board or any members of a committee designated by the Board may participate in a meeting of the Board or committee by means of telephone conference or similar communication equipment by which all person participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

        Section 3.11    VACANCIES.

          Section 3.11.1    Manner of Filling.    Any vacancy on the Board, including vacancies resulting from an increase in the number of directors in accordance with section 3.3 of this Article III, may be filled by the affirmative vote of a majority of the shareholders or a majority of the Board. Notice of the intent or resolution of the Board to fill a vacancy shall be provided to the shareholders in accordance with the applicable provisions of section 2.4 of Article II at least ten days before any act of the Board to fill the vacancy. If the directors remaining in office constitute fewer than a quorum of the Board, the directors may fill the vacancy by the affirmative vote of the majority of all directors remaining in office. Notwithstanding the foregoing provision of this section 3.11, the shareholders may object after receiving the notice from the Board as specified herein, and in such case, not the Board but the shareholders shall fill the vacancy in the manner herein provided.

          Section 3.11.2    Term of Director Filling Vacancy.    If elected by the directors, the director shall hold office until the next annual shareholders' meeting at which directors are elected. If elected by the shareholders, the director shall hold office for the unexpired term of that director's predecessor in office; except that, if the director's predecessor was elected by the directors to fill a vacancy, the director elected by the shareholders shall hold office for the unexpired term of the last predecessor elected by the shareholders.

        Section 3.12    RESIGNATION.    Any director may resign at any time by giving written notice to the secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

        Section 3.13    REMOVAL.    Subject to any limitations contained in the articles of incorporation, any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the Act.

        Section 3.14    COMMITTEES.    By resolution adopted by a majority of the Board, the directors may designate two or more directors to constitute a committee, any of which shall have such authority in the management of the corporation as the Board shall designate and as shall be prescribed by the Act and Article XI of these bylaws.

        Section 3.15    COMPENSATION.    By resolution of the Board and irrespective of any personal interest of any of the directors, or the Board, each director may be paid that director's expenses, if any, of attendance at each meeting of the Board, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

        Section 3.16    PRESUMPTION OF ASSENT.    A director who is present at a meeting of the Board or committed of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

          (a)   the director objects at the beginning of the meeting, or promptly upon that director's arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

          (b)   the director contemporaneously requests that the dissent or abstention of that director as to any specific action taken be entered in the minutes of the meeting; or

          (c)   the director causes written notice of that director's dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the corporation promptly after the adjournment of the meeting.

The right to dissent to a specific action taken at a meeting of the Board or a committed of the Board shall not be available to a director who voted in favor of such action.

        Section 3.17    CHAIRMAN OF THE BOARD; PERSON PRESIDING AT MEETINGS.    The directors shall choose one of their number to be chairman of the board (the Chairman). The Chairman shall, if present, preside at each meeting of the Board and shall be an ex officio member of all committees of the Board. The Chairman shall perform all such duties as may from time to time be assigned to him by the Board. In the absence of the Chairman at a meeting of the Board, the president, or in his absence the next highest officer, shall preside as to matters of procedure and to facilitate the conduct of the meeting. In the event there be two or more persons of equal title present at a meeting of the Board, a chairman of the meeting, chosen by the Board, shall preside. A person other than a director authorized to preside at a meeting of the Board does so only for the foregoing limited purposes, and these bylaws in no way confer authority upon such person to infringe upon or alter the duties and powers held by the directors and the Board.

ARTICLE IV
OFFICERS

        Section 4.1    NUMBER AND OFFICES.    The officers of the corporation shall be a president, a vice president, a secretary, and a treasurer, each of whom must be a natural person who is eighteen years of age or older and shall be elected by the Board. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board. Any two or more offices may be held by the same person.

        Section 4.2    ELECTION AND TERM OF OFFICE.    The officers of the corporation to be elected by the Board shall be elected annually by the Board at the first meeting of the Board held after the annual meeting of the shareholders. If the election of the officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until that officer's successor shall have been duly elected and shall have qualified or until the director shall resign or shall have been removed in the manner hereinafter provided or until such officer's death or incapacity.

        Section 4.3    REMOVAL AND RESIGNATION.

          Section 4.3.1    Removal.    Any officer or agent may be removed by the Board at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          Section 4.3.2    Resignation.    An officer or agent may resign at any time by giving written notice of resignation to the secretary of the corporation. The resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.

        Section 4.4    VACANCIES.    A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term.

        Section 4.5    PRESIDENT.    The president shall be the principal executive officer of the corporation and, subject to the control of the Board, shall in general supervise and control all of the business and affairs of the corporation. The president shall, when present, preside at all meetings of the shareholders, and, in the absence of the Chairman, of the Board. The president may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. In general the president shall perform all duties incident to the office and such other duties as may be prescribed by the Board from time to time.

        Section 4.5    VICE PRESIDENT.    In the absence of the president or in the event of the president's death, inability or refusal to act, the vice president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice president shall perform such other duties as from time to time may be assigned by the president or by the Board.

        Section 4.6    SECRETARY.    The secretary shall attend all meetings of the Board and of the shareholders, record all votes and minutes of all proceedings in a book or books to be kept for that purpose. The secretary shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized, and the secretary shall keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner. When required the secretary shall prepare or cause to be prepared and available at each meeting of shareholders entitled to vote thereat, a list of shareholders indicating the number of shares of each respective class held by each. In general the secretary shall perform all duties incident to the office of secretary and such other duties as may be prescribed from time to time by the president or the Board.

        Section 4.7    TREASURER.    The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in the corporate books. The treasurer shall deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board and disburse the funds of the corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements. The secretary shall render to the president and Board at the regular meetings of the Board, or whenever they require it, an account of all of the treasurer's transactions as treasurer and of the financial condition of the corporation, and the treasurer shall render a full financial report at the annual meeting of the shareholders if so requested. The treasurer shall be furnished, at his request, with such reports and statements as the treasurer may require from the corporate officers and agents as to all financial transactions of the corporation. In general the treasurer shall perform all duties as are given by these bylaws or as from time to time are assigned by the Board or president.

        Section 4.8    ASSISTANT OFFICERS.    The Board may elect (or delegate to the Chairman or to the president the right to appoint) such other officers and agents as may be necessary or desirable for the business of the corporation. Such other officers shall include one or more assistant secretaries and treasurers who shall have the power and authority to act in place of the officer to whom they are elected or appointed as an assistant in the event of the officer's inability or unavailability to act in such officer's official capacity.

        Section 4.9    SURETIES AND BONDS.    In case the Board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the Board may direct. The bond shall be conditioned upon the officer's or agent's faithful performance of such officer's or agent's duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into such officer's or agent's hands.

        Section 4.10    SALARIES.    The salaries of the officers shall be fixed from time to time by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the corporation.

ARTICLE V
EXECUTION OF INSTRUMENTS

        All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate.

ARTICLE VI
CERTIFICATES FOR SHARES

        Section 6.1    CERTIFICATES.    Each owner of stock of the corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the corporation owned by such shareholder. The certificates representing shares of stock shall be signed in the name of the corporation by the Chairman or the president and by the secretary or an assistant secretary and sealed with the seal of the corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent or is registered by a registrar (other than the corporation or one of its employees), the signatures of the Chairman, the president, secretary or assistant secretary upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the corporation with the same effect as if such officers were still in office at the date of their issue.

        Section 6.2    LOST OR DESTROYED CERTIFICATES.    The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

        Section 6.3    TRANSFER OF SHARES.

          Section 6.3.1    Transfers.    Transfers of shares of stock of the corporation shall be made on the stock records of the corporation only upon authorization by the registered holder thereof, or by the shareholder's attorney-in-fact authorized by power of attorney duly executed and filed with the secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon.

          Section 6.3.2    Shareholder of Record.    The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Colorado.

        Section 6.4    RESTRICTIONS ON STOCK.    The Board may restrict the transfer of any stock issued by giving the corporation or any shareholder "first right of refusal to purchase" the stock, by making the stock redeemable or by otherwise restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the articles of incorporation or the laws of the State of Colorado. The Board may also restrict the transfer of stock in connection with compliance with federal and states securities laws or in connection with any other matter as may be duly authorized by the corporation or required by law. Any stock whose transfer is so restricted must carry a stamped legend on the face of the certificate setting out the restriction and where such restriction may be found in the records of the corporation.

ARTICLE VII
DISTRIBUTIONS

        The Board may from time to time declare, and the corporation may pay, distributions, including dividends, on its outstanding shares in the manner and upon the terms and conditions provided by the Act and the articles of incorporation.

ARTICLE VIII
CORPORATE SEAL

        The Board shall provide a corporate seal which shall be circular in form and bear the name of the corporation, the state of incorporation, and the words "CORPORATE SEAL." The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE IX
AMENDMENTS

        The Board shall have power, to the maximum extent permitted by the Act, to make, amend and repeal the bylaws of the corporation at any regular or special meeting of the Board unless the shareholders, in making, amending or repealing a particular bylaw, expressly provide that the directors may not amend or repeal such bylaw. The shareholders also shall have the power to make, amend or repeal the bylaws of the corporation at any annual meeting or at any special meeting called for that purpose.

ARTICLE X
INDEMNIFICATION AND LIMITATION OF LIABILITY

        The officers, directors and agents of the corporation shall be indemnified as provided in the articles of incorporation, and the liability of directors shall be limited as provided in the articles of incorporation.

ARTICLE XI
FISCAL YEAR

        The fiscal year of the corporation shall be designated by the Board.

CERTIFICATE OF ADOPTION

        I hereby certify that the foregoing bylaws, consisting of 17 pages, including this page, were duly adopted by the Board of Directors on March 24, 1999.

/s/ RONALD S. BUTZ Ronald C. Butz, Secretary

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BYLAWS OF PETROLEUM MUD LOGGING, INC.
CERTIFICATE OF ADOPTION